SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                               October 26, 1999



                         PRIME CAPITAL CORPORATION
         (Exact name of registrant as specified in its charter)

Delaware                           0-14888                  36-3347311
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                   Identification No.)


               O'Hare International Center, 10275 W. Higgins Rd.,
                         Rosemont, IL 60018-3890
         (Address of principal executive offices, including zip code)


                                (847) 294-6000
                       (Registrant's telephone number)


Item 4.  Changes in Registrant's Certifying Accountant.

     KPMG LLP ("KPMG") has served as the independent accountants for Prime Capital Corporation (the "Company") since the Company's initial public offering in 1986. As of October 26, 1999, KPMG has resigned as the Company's accountants.

     The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 1997 and 1998, did not contain any adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits as of and for the years ended December 31,\ 1997 and 1998 and the subsequent interim period through June 30, 1999, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report.

     KPMG did, however, bring to the attention of the Company the existence of certain unreconcilable differences between the account detail and the general ledger and information included in the account detail which could not be substantiated. Many of these differences relate to transactions that occurred in prior years. An adjustment to the consolidated financial statements was not required by KPMG.

     Except as described in the preceding paragraph, during the two most recent fiscal years and the subsequent interim period, the Company has not been advised by KPMG of any of the reportable events listed in Item 304(a)(1)(iv)(A) through (D) of Regulation S-B.

     The Company has requested that KPMG furnish it with a letter, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made by the Company in response to this Item 4 and, if not, stating the respects in which it does not agree.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 1, 1999           PRIME CAPITAL CORPORATION

                                  /s/ Vern Landeck

                                 Vern Landeck, Chief Financial Officer

                                 Vern Landeck is the Principal Financial
                                 and Accounting Officer and has been duly authorized to sign on behalf of the Registrant

                                 /s/ James A. Friedman

                                James A. Friedman, Chief Executive Officer